UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events.

On September 18, 2012, ARIAD Pharmaceuticals, Inc. (“Company”) issued a joint press release with Molecular MD Corp. announcing that MolecularMD has voluntarily withdrawn its Premarketing Approval (PMA) application to the U.S. Food and Drug Administration (FDA) for its BCR-ABL T315I Mutation Test. The test detects the BCR-ABL T315I mutation in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) patients. The MolecularMD BCR-ABL T315I Mutation Test was intended as a companion diagnostic for use in conjunction with ARIAD’s investigational BCR-ABL inhibitor, ponatinib, which is currently under review by the FDA for marketing approval in the U.S.

MolecularMD was recently informed by the FDA’s Center for Devices and Radiological Health that its BCR-ABL T315I Mutation Test is no longer considered to be a companion diagnostic test for ponatinib.  FDA guidance states that for a clinical laboratory test to be granted a PMA as a companion diagnostic test, the test must provide information that is essential for the safe and effective use of a therapeutic product.

A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d)   The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated September 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	September 18, 2012	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated September 18, 2012.

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